As filed with the Securities and Exchange Commission on
                                February 5, 2004

                       Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             SOUTHERN UNION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                              73-1284747
    (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

                                 One PEI Center
                             Wilkes-Barre, PA 18711
                              --------------------

                             SOUTHERN UNION COMPANY
                          2003 STOCK AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                                  With a copy to:

Dennis K. Morgan, Esq.                            Stephen A. Bouchard, Esq.
Executive Vice President - Legal                  FLEISCHMAN AND WALSH, L.L.P.
         General Counsel and Secretary            1919 Pennsylvania Avenue, N.W.
SOUTHERN UNION COMPANY                            Suite 600
One PEI Center                                    Washington, DC 20006
Wilkes-Barre, PA 18711                            (202) 939-7900
(570) 820-2400

 (Name, Address and Telephone Number, Including Area Code of Agent for Service)
                              --------------------






                                          CALCULATION OF REGISTRATION FEE

--------------------------- ------------------------- ----------------- ------------------------- --------------------
                                                      Proposed
                                                      Maximum           Proposed
                            Amount                    Offering Price    Maximum                   Amount of
                            to be                     Per               Aggregate                 Registration
Title of Securities to be   Registered                Share             Offering Price            Fee
Registered                  (1)(2)                    (3)               (3)                       (3)
--------------------------- ------------------------- ----------------- ------------------------- --------------------
--------------------------- ------------------------- ----------------- ------------------------- --------------------
Common Stock, par value     7,000,000                 $17.88            $125,160,000               $15,857.77

$1.00 per share
--------------------------- ------------------------- ----------------- ------------------------- --------------------


-----------------------------

(1) Represents the maximum number of shares of common stock of the Registrant, $1.00 par value per share ("Common Stock"), issuable pursuant to the Southern Union Company 2003 Stock and Incentive Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers, in addition to the number of shares of common stock stated above, a number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(3) Estimated in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices for shares of the Registrant's Common Stock on the New York Stock Exchange on January 30, 2004 of $17.88 per share.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to participants in the Southern Union Company 2003 Stock and Incentive Plan as specified by Rule 428(b)(1) (ss.230.428(b)(1)). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 (ss.230.424). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) (ss.230.428(a)(1)).


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Southern Union Company (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) the Registrant's Annual Report of Form 10-K for the fiscal year ended June 30, 2003;

(b)      the Registrant's Current Report on Form 8-K filed on July 9, 2003;

(c)      the Registrant's Current Report on Form 8-K filed on August 6, 2003;

(d)      the Registrant's Current Report on Form 8-K filed on August 12, 2003;

(e)      the Registrant's Current Report on Form 8-K filed on August 19, 2003;

(f)      the Registrant's Current Report on Form 8-K filed on September 2, 2003;

(g)      the Registrant's Current Report on Form 8-K filed on September 29,
         2003;

(h)      the Registrant's Current Report on Form 8-K filed on September 30,
         2003;

(i)      the Registrant's Current Report on Form 8-K (two) filed on October 8,
         2003;

(j)      the Registrant's Current Report on Form 8-K filed on October 29, 2003;

(k)      the Registrant's Current Report on Form 8-K filed on February 4, 2004;

(l) the Registrant's Definitive Proxy Statement on Schedule 14A for its Annual Meeting of Stockholders on November 4, 2003;

(m) the Registrant's Quarterly Report of Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003; and

(n) the description of the Registrant's Common Stock, par value $1.00 per share, of the Registrant (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A (File No.001-06407) filed with the Commission on February 9, 1995 and all amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Securities and Exchange Commission after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock being offered has been passed upon for the Registrant by Fleischman and Walsh, L.L.P., Washington, D.C. Attorneys in that firm beneficially own shares of Common Stock that, in the aggregate, represent less than one percent (1%) of the shares of Common Stock outstanding.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Registrant's Bylaws require the Registrant to indemnify their respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of The Registrant eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant. The Registrant has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of the Registrant to the fullest extent permitted under Delaware law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

See Exhibit Index, incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilkes-Barre, State of Pennsylvania, on February 5, 2004.

                                         SOUTHERN UNION COMPANY


                                       By: /s/ David J. Kvapil
                                           -------------------------------------
                                           David J. Kvapil
                                           Executive Vice President and Chief
                                           Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 5, 2004.

           Signature/Name                                           Title
           --------------                                           -----
GEORGE L. LINDEMANN*                     Director and Chief Executive Officer
JOHN E. BRENNAN*                         Director
DAVID BRODSKY*                           Director
FRANKLIN W. DENIUS*                      Director
KURT A. GITTER, M.D.*                    Director
THOMAS A. KARAM*                         Director
ADAM M. LINDEMANN*                       Director
GEORGE ROUNTREE, III*                    Director
RONALD W. SIMMS*                         Director

   *By:  /s/ David J. Kvapil
         -------------------
         David J. Kvapil
         Attorney-in-fact

                                        Executive Vice President and
/s/ David J. Kvapil                     Chief Financial Officer
-------------------
David J. Kvapil                         (Principal Accounting Officer)

                                  EXHIBIT INDEX



Exhibit Number  Document
--------------  --------

4.1            Southern Union Company 2003 Stock and Incentive Plan

5.1 Opinion of Fleischman and Walsh, L.L.P. regarding the validity of the securities

23.1           Consent of Independent Accountants, PricewaterhouseCoopers LLP

23.2           Consent of Fleischman and Walsh, L.L.P. (included in Exhibit 5.1)

24.1           Power of Attorney

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                                                     EXHIBIT 5.1

                          FLEISCHMAN AND WALSH, L.L.P.
                                ATTORNEYS AT LAW
               A PARTNERSHIP INCLUDING A PROFESSIONAL CORPORATION
                         1919 PENNSYLVANIA AVENUE, N.W.
                                    SUITE 600
                             WASHINGTON, D.C. 20006
                      TEL (202) 939-7900 FAX (202) 745-0916
                             INTERNET www.fw-law.com

                                February 5, 2004


Southern Union Company
One PEI Center
Wilkes-Barre, PA 18711-0601


Ladies and Gentlemen:

         As counsel to Southern Union Company, a Delaware corporation (the "Company"), we have reviewed the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, to register an additional 7,000,000 shares of the Company's common stock, par value $1.00 per share ("Shares"), to be issued by the Company pursuant to its 2003 Stock and Incentive Plan (the "Plan").

         We have examined the originals or copies of such corporate records, documents, certificates, and other instruments as we, in our judgment, considered necessary or appropriate to enable us to render the opinion below.

         Based on the foregoing, it is our opinion that the Shares, when issued and delivered as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable, and will not be subject to preemptive or other rights to subscribe for or purchase common stock of the Company.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                      Very truly yours,

                                                      FLEISCHMAN & WALSH, L.L.P.

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2003 relating to the consolidated financial statements of Southern Union Company, which appears in Southern Union Company's Annual Report on Form 10-K for the year ended June 30, 2003.




PricewaterhouseCoopers LLP

Houston, Texas
February 5, 2004

                                                                    EXHIBIT 24.1

                                                 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dennis K. Morgan and David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place and stead in executing the Registration Statement on Form S-8 and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering the additional shares of Southern Union common stock to be eligible for grant under the Southern Union Company 2003 Stock and Incentive Plan.

Dated:  January 23, 2004

/s/ George L. Lindemann                  /s/ Thomas A. Karam
----------------------------             ----------------------------
George L. Lindemann                      Thomas A. Karam

/s/ John E. Brennan                      /s/ Adam M. Lindemann
----------------------------             ----------------------------
John E. Brennan                          Adam M. Lindemann

/s/ David Brodsky                        /s/ George Rountree, III
----------------------------             ----------------------------
David Brodsky                            George Rountree, III

/s/ Franklin W. Denius                   /s/ Ronald W. Simms
---------------------------              ----------------------------
Franklin W. Denius                       Ronald W. Simms

/s/ Kurt A. Gitter, M.D.
----------------------------
Kurt A. Gitter, M.D.